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                                                                    EXHIBIT 10.1
                              Loomis, Fargo & Co.
                          Deferred Compensation Plan

                               November 1, 1999


                                   RECITALS

This Loomis, Fargo & Co. Deferred Compensation Plan (the "Plan") is adopted by Loomis, Fargo & Co. (the "Employer") for certain of its executive employees.
The purpose of the Plan is to provide those employees with supplemental retirement income and to offer those employees an opportunity to elect to defer the receipt of compensation in order to provide termination of employment and related benefits pursuant to Section 451 of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan is intended to be a top-hat plan (i.e., an unfunded deferred compensation plan maintained for a select group of management or highly compensated employees) under Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974 ("ERISA").

Accordingly, the following plan is adopted.

                            ARTICLE I - DEFINITIONS

1.1 ACCOUNT means the balance credited to a Participant's or Beneficiary's Plan account, including contribution credits and deemed income, gains and losses (to the extent realized as determined by the Compensation Committee, in its discretion) credited thereto. A Participant's or Beneficiary's Account shall be determined as of the date of reference.

1.2 BENEFICIARY means the person or persons designated in writing to receive benefits, if any, upon the death of the Participant. If no such designation is made, the designated Beneficiary shall be the deceased Participant's spouse, or if the Participant is not married, his or her estate. Notwithstanding the preceding sentence, if the designated Beneficiary of a married Participant is not the Participant's spouse, the spouse must consent in writing to the Participant's naming a non-spouse Beneficiary. The consent of the spouse to a non-spouse Beneficiary shall be irrevocable by the spouse. In the event an unmarried Participant marries, such Participant's designated Beneficiary shall be the Participant's spouse regardless of an existing Beneficiary designation which shall be deemed revoked as of the date of marriage unless consented to in writing by the Participant's spouse.

1.3 CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

1.4 COMPENSATION means the total current annual base salary and bonus paid by the Employer to an Eligible Employee with respect to his or her service for the Employer (as determined by the Employer).

1.5 COMPENSATION COMMITTEE means the Compensation Committee of the Board of Directors of the Employer which shall be the administrator with the authority as described in Article VIII and as otherwise provided herein.

1.6 DESIGNATION DATE means the date or dates as of which a designation of deemed investment directions by an individual pursuant to Section 4.4, or any change in a prior designation of deemed investment directions by an individual pursuant to Section 4.4, shall become effective. The Designation Dates in any Plan Year shall be designated by the Compensation Committee.

1.7 EFFECTIVE DATE means the effective date of the Plan, which shall be November 1, 1999.

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1.8  ELIGIBLE EMPLOYEE means, for any Plan Year (or applicable portion thereof), a person employed by the Employer who is determined by the Board of Directors of the Employer to be a member of a select group of management or highly compensated employees and who is designated by the Board of Directors of the Employer to be an Eligible Employee under the Plan. The Compensation Committee shall notify individuals of their eligibility.

1.9 EMPLOYER means Loomis, Fargo & Co. and its successors and assigns unless otherwise herein provided, or any other corporation or business organization that, with the consent of Loomis, Fargo & Co. or its successors or assigns, assumes the Employer's obligations hereunder, or any other corporation or business organization that agrees, with the consent of Loomis, Fargo & Co. to become a party to the Plan.

1.10 ENTRY DATE with respect to an individual means the first day of the pay period following the date on which the individual first becomes an Eligible Employee.

1.11 PARTICIPANT means any person so designated in accordance with the provisions of Article II, including, where appropriate according to the context of the Plan, any former employee who is or may become (or whose beneficiaries may become) eligible to receive a benefit under the Plan.

1.12 PARTICIPANT ENROLLMENT AND PAYMENT ELECTION FORM means the form on which a Participant elects to defer Compensation hereunder and on which the Participant makes certain other designations as required thereon.

1.13 PLAN means this Loomis, Fargo & Co. Deferred Compensation Plan, as amended from time to time.

1.14 PLAN YEAR means the twelve (12) month period ending on December 31 of each year during which the Plan is in effect, provided the first Plan Year shall be a short Plan Year commencing on the Effective Date of the Plan and ending on December 31, 1999.

1.15 TRUST means the trust fund established pursuant to the Plan.

1.16 TRUSTEE means the trustee named in the agreement establishing the Trust and such successor and/or additional trustees as may be named pursuant to the terms of the agreement establishing the Trust.

1.17 VALUATION DATE means December 31 of each Plan Year and any other date that the Compensation Committee, in its sole discretion, designates as a Valuation Date.

                   ARTICLE II - ELIGIBILITY AND PARTICIPATION

2.1 REQUIREMENTS. Every Eligible Employee on the Effective Date shall be eligible to become a Participant on the Effective Date. Every other Eligible Employee shall be eligible to become a Participant on the first Entry Date occurring on or after the date on which he or she becomes an Eligible Employee. No individual shall become a Participant, however, if he or she is not an Eligible Employee on the date his or her participation is to begin.

     Participation in the Plan is voluntary. In order to participate, an otherwise Eligible Employee must make written application in such manner as may be required by Section 3.1 and by the Compensation Committee and must agree to make Compensation Deferrals as provided in Article III.

2.2 RE-EMPLOYMENT. If a Participant whose employment with the Employer is terminated is subsequently re-employed, he or she may only become a Participant in accordance with the provisions of Section 2.1.

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2.3  CHANGE OF EMPLOYMENT CATEGORY.  During any period in which a Participant remains in the employ of the Employer, but ceased to be an Eligible Employee, he or she shall not be eligible to make Compensation Deferrals hereunder.

                    ARTICLE III - CONTRIBUTIONS AND CREDITS

3.1 PARTICIPANT COMPENSATION DEFERRALS AND EMPLOYER CONTRIBUTION CREDITS. In accordance with rules established by the Compensation Committee, a Participant may elect to defer Compensation that is due to be earned and would otherwise be paid to the Participant in a lump sum or in any fixed periodic dollar amounts as designated by the Participant on the form required by the Compensation Committee. Amounts so deferred will be considered a Participant's "Compensation Deferrals." A Participant shall make such an election with respect to a Plan Year prior to the applicable Plan Year or during such other period established by Compensation Committee.

     Compensation Deferrals shall be made through regular payroll deductions or through an election by the Participant to defer the payment of a bonus not yet payable to him or her at the time of the election.

     There shall be established and maintained by the Compensation Committee a separate Account in the name of each Participant. The Compensation Committee shall have the discretion to allocate such deemed income, gains or losses among Plan Accounts pursuant to such allocation rules as the Compensation Committee deems to be reasonable and administratively practicable.

     Amounts equal to the Compensation Deferrals will be paid by the Employer to the Trust with reasonable promptness after the total of such Compensation Deferrals during any month or other period as determined by the Compensation Committee has been determined.

3.2 VESTING. An Eligible Employee shall always be one hundred percent (100%) vested in his or her Participant Compensation Deferrals and the earnings, if any, attributed thereto.

                        ARTICLE IV - ALLOCATION OF FUNDS

4.1 ALLOCATION OF DEEMED EARNINGS OR LOSSES ON ACCOUNTS. Each Participant may direct the Compensation Committee as to how amounts in his or her Plan Account shall be deemed to be invested. In such a case, the Compensation Committee may direct the Trustee to invest the account maintained in the Trust on behalf of the Participant pursuant to the direction the Compensation Committee has received from that Participant at the Compensation Committee's sole discretion. The means, manner and individuals authorized to communicate such directions to the Trustee shall be established by the Compensation Committee. The Participant's Plan Account will be credited or debited with the increase or decrease in the realizable net asset value or credited interest, as applicable, of the designated deemed investments, as follows. As of each Valuation Date, an amount equal to the net increase or decrease in realizable net asset value or credited interest, as applicable (as determined by the Compensation Committee), or each deemed investment option within the Trust since the preceding Valuation Date shall be allocated to a Participant's Account deemed to be invested in that investment option.

4.2 ACCOUNTING FOR DISTRIBUTIONS. As of the date of any distribution hereunder, the distribution to a Participant or his or her Beneficiary or Beneficiaries shall be charged to such Participant's Account.

4.3 INTERIM VALUATIONS. If it is determined by the Compensation Committee that the value of the Trust as of any date on which distributions are to be made differs materially from the value of the Trust on the prior Valuation Date upon which the distribution is to be based, the Employer, in its discretion, shall have the right to designate any date in the interim as a Valuation Date for the

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     purpose of revaluing the Trust so that the Account from which the distribution is being made will, prior to the distribution, reflect its share of such material difference in value.

4.4 DEEMED INVESTMENT DIRECTIONS OF PARTICIPANTS. Subject to such limitations as may from time to time be required by law, imposed by the Compensation Committee or the Trustee, or contained elsewhere in the Plan, and subject to such operating rules and procedures as may be imposed from time to time by the Compensation Committee or the Trustee, prior to and effective for each Designation Date, each Participant may communicate to the Compensation Committee or the Trustee, as deemed appropriate by the Compensation Committee, a direction as to how his or her Account should be deemed to be invested among such categories of deemed investments as may be made available by the Compensation Committee hereunder and described on Appendix
     A. The Compensation Committee shall have the discretion to change or modify such investments on Appendix A. Such direction shall designate the percentage (in any whole percent multiples) of each portion of the Participant's Account that is requested to be deemed to be invested in such categories of deemed investments and shall be subject to the rules established by the Compensation Committee.

     The investments on Appendix A are solely for the purpose of determining accruals, gains and losses to the Accounts, and nothing herein shall obligate the Employer to invest any part of its assets in any of the investment vehicles serving as described on Appendix A or in any other investments or to guarantee any earnings or income to a Participant's Account.

     Each Participant hereunder, as a condition to his or her participation hereunder, agrees to indemnify and hold harmless the Employer and its agents and representatives from any losses or damages of any kind relating to the deemed investment of the Participant's Account hereunder.

     Each reference in this Section to a Participant shall be deemed to include, where applicable, a reference to a Beneficiary.

ARTICLE V - ENTITLEMENT TO BENEFITS

5.1 TERMINATION OF EMPLOYMENT. If a Participant terminates employment with the Employer for any reason, the Participant's Account at the date of termination shall be valued and payable according to the provisions of
     Article VI.

5.2 CHANGE OF CONTROL. If a Change of Control of the Employer occurs, the Participant's Account at the date of the Change of Control shall be valued and payable according to the provisions of Article VI. For purposes of this Section, a Change of Control shall mean the occurrence of any of the following events:

          (i) any Person (with the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") together with any Affiliate (within the meaning of Rule 12b-2 under the 1934 Act) of such Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of 50% or more of the outstanding voting power of the Employer;

          (ii) the stockholders of the Employer approve an agreement to (a) merge, consolidate, or liquidate, or (b) sell or otherwise dispose of all or substantially all of the assets of the Employer; or (iii) any other event which the Compensation Committee determines constitutes a Change of Control.

     Notwithstanding the foregoing, an initial public offering of the Employer shall not be considered to be a Change in Control for the purposes of this Plan unless the Compensation Committee in its sole discretion determines that such initial public offering is a Change in Control.

5.3 RE-EMPLOYMENT OF RECIPIENT. If a Participant receiving installment distributions pursuant to Section 6.2 is re-employed by the Employer, the remaining distributions due to the Participant

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     shall be suspended until such time as the Participant (or his or her
     Beneficiary) once again becomes eligible for benefits under Section 5.1, 5.2, or 5.4, at which time such distribution shall commence, subject to the limitations and conditions contained in this Plan.

5.4 HARDSHIP DISTRIBUTIONS. The Compensation Committee at its sole discretion may authorize a hardship distribution to a Participant. Such a distribution may be authorized only if disallowance of the distribution would result in financial hardship to the Participant (or Beneficiary). Distributions may be made under this Section only to the extent that the distribution is necessary to enable the Participant (or Beneficiary) to resolve the financial need. In the event of a hardship distribution, Participant's deferrals will be suspended for the remainder of the Plan Year.

5.5 DISTRIBUTIONS PRIOR TO TERMINATION: The Participant may elect to receive all or any part of his or her account prior to termination in accordance with the rules established by the Compensation Committee. Such an election shall be specified in writing by the Participant on the Payment Election Form.

                     ARTICLE VI - DISTRIBUTION OF BENEFITS

6.1  AMOUNT.

          (a) A Participant shall become entitled to receive a distribution according to his or her selection indicated on the Payment Election Form. In case of a distribution to a Participant by virtue of a Change in Control under Section 5.2, an aggregate amount equal to the Participant's account will be paid by the Trust or the Employer in a lump sum. All payments under the Plan shall be in cash.

          (b) If the whole or any part of a payment hereunder by the Trust or the Employer is to be in installments, the total to be so paid shall continue to be invested pursuant to Article IV under such procedures as the Compensation Committee may establish, in which case, any deemed income, gain or loss attributable thereto (to the extent realized, as determined by the Compensation Committee, in its discretion) shall be reflected in the installment payments, in such equitable manner as the Compensation Committee may determine.

6.2 HARDSHIP PAYMENTS. All distributions pursuant to Section 5.4, Hardship Distributions will be made in lump sum.

6.3 DEATH BENEFITS. In the event of a Participant's death prior to the commencement of payments from his or her Account, the balance in his or her Account prior to his or her death shall be paid to his or her Beneficiary in the manner previously elected by the Participant with respect to distributions to the Participant. Commencement of such distribution shall begin as soon as practicable after the Compensation Committee receives written notice of his or her death together with any documents, instruments or other evidence that the Compensation Committee may require to render a distribution based on the fact of the Participant's death. If the death of the Participant occurs after the commencement of payments from his or her Account, the remaining installments shall be paid to his or her Beneficiary as paid to the Participant.

6.4 OTHER DISTRIBUTIONS. The Compensation Committee at its sole discretion may make any other distribution permitted by law.

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                            ARTICLE VII - THE TRUST

7.1 ESTABLISHMENT OF TRUST. The Employer shall establish the Trust with the Trustee, pursuant to such terms and conditions as are set forth in the Trust agreement to be entered into between the Employer and the Trustee. The Trust is intended to be treated as a grantor trust under the Code, and the establishment of the Trust is not intended to cause Participants to realize current income on amounts contributed thereto, and the Trust shall be so interpreted.

                         ARTICLE VIII - ADMINISTRATION

8.1 ADMINISTRATIVE AUTHORITY. Except as otherwise specifically provided herein, the Compensation Committee shall have sole responsibility for and the sole control of the operation and administration of the Plan and shall have the power and authority to take all action and to make all decisions and interpretations that may be necessary and appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

          (a) Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of Eligible Employees, Participants, and Beneficiaries, and their respective benefits, and to remedy or interpret and construe any ambiguities, inconsistencies, omissions or provisions in the Plan.

          (b) Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan.

          (c) Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

          (d) Make determinations with respect to the eligibility of any Eligible Employee as a Participant and make determinations concerning the crediting and distribution of Plan Accounts.

          (e) Appoint any persons or firms, or otherwise act to secure specialized advice or assistance, as it seems necessary or desirable in connection with the administration and operation of the Plan, and the Compensation Committee shall be entitled to rely conclusively upon, and shall be fully protected in any action or omission taken by it in its good faith reliance upon, the advice or opinions of such firms or persons. The Compensation Committee shall have the power and authority to delegate from time to time by written instrument all or any part of its duties, powers, or responsibilities under the Plan, both ministerial and discretionary, as it deems appropriate, to any person or committee, and in the same manner to revoke any such delegation of duties, powers, or responsibilities. Any action of such person or committee in the executive or such delegated duties, powers, or responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Compensation Committee. Further, the Compensation Committee may authorize one or more persons to execute any certificate or document on behalf of the Compensation Committee, in which event any person notified by the Compensation Committee of such authorization shall be entitled to accept and conclusively rely upon any such certificate or document executed by such person as representing action by the Compensation Committee until such third person shall have been notified of the revocation of such authority.

8.2 MUTUAL EXCLUSION OF RESPONSIBILITY. The Trustee, the Employer, nor the Compensation Committee shall be obliged to inquire into or be responsible for any act or failure to act, or the authority therefor, on the part of the other.

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8.3  APPLICABLE LAW. The terms and provisions of the Plan shall be construed in accordance with the laws of the State of Texas, except to the extent preempted by ERISA or other federal law.

8.4 LITIGATION. Except as may otherwise be required by law, in any action or judicial proceeding affecting the Plan, no Participant or Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

8.5. PAYMENT OF ADMINISTRATION EXPENSES. All expenses incurred in the administration and operation of the Plan and the Trust, including any taxes payable by the Employer in respect of the Plan or Trust or payable by or from the Trust pursuant to its terms, shall be paid by the Employer.

8.6 CLAIMS PROCEDURE. Any person claiming a benefit under the Plan (a Claimant) shall present the claim, in writing, to the Compensation Committee, and the Compensation Committee shall respond in writing. If the claim is denied, the written note of denial shall state, in a manner calculated to be understood by the Claimant:

          (a) the specified reason or reasons for the denial, with specific references to the Plan provisions on which the denial is based;

          (b) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation of why such material or information is necessary; and

          (c)  an explanation of the Plan's claim review procedure.

     The written notice denying or granting the Claimant's claim shall be provided to the Claimant within ninety (90) days after the Compensation Committee's receipt of the Claimant within ninety (90) days after the Compensation Committee's receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished by the Compensation Committee to the Claimant within the initial ninety
     (90) day period and in no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. Any extension notice shall indicate the special circumstances requiring the extension and the date on which the Compensation Committee expects to render a decision on the claim. Any claim not granted or denied within the period noted above shall be deemed to have been denied.

     Any Claimant whose claim is denied or deemed to have been denied under the preceding sentence (or such Claimant's authorized representative) may, within sixty (60) days after the Claimant's receipt of notice of the denial or after the date of the deemed denial, request a review of the denial by notice given, in writing, to the Compensation Committee. Upon such a request for review, the claim shall be reviewed by the Compensation Committee (or its designated representative), which may, but shall not be required to, grant the Claimant a hearing. In connection with the review, the Claimant may have representation, may examine pertinent documents, and may submit issues and comments in writing.

     The decision on review normally shall be made within sixty (60) days of the Compensation Committee's receipt of the request for review. If an extension of time is required due to special circumstances, the Claimant shall be notified, in writing, by the Compensation Committee, and the time limit for the decision on review shall be extended to one hundred twenty
     (120) days. The decision on review shall be in writing and shall state, in a manner calculated to be understood by the Claimant, the specific reasons for the decision and shall include references to the relevant Plan provisions on which the decision is based. The written decision on review shall be given to the Claimant within the sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above. If the decision on review is not communicated to the Claimant within the

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     sixty (60) day (or, if applicable, the one hundred twenty (120) day) time limit discussed above, the claim shall be deemed to have been denied upon review. All decisions on review shall be final and binding with respect to all concerned parties.

                             ARTICLE IX - AMENDMENT

9.1 RIGHT TO AMEND. The Employer, by written instrument executed by the Employer, shall have the right to amend the Plan, at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive a Participant or a Beneficiary of the right to his or her then total Account balances including the right to the method and timing of distributions hereunder, prior to the date of the amendment.

9.2 AMENDMENTS TO ASSURE PROPER CHARACTERIZATION OF PLAN. Notwithstanding the provisions of Section 9.1, the Plan and the Trust agreement may be amended by the Employer at any time, retroactively if required, if found necessary, in the opinion of the Employer, in order to ensure that the Plan is characterized as a top hat plan of deferred compensation maintained for a select group of management or highly compensated employees as described under ERISA Sections 201(2), 301(a)(3), and 401(a)(1) and to confirm the Plan to the provisions and requirements of any applicable law (including ERISA and the Code). No such amendment shall be considered prejudicial to any interest of a Participant or a Beneficiary hereunder.

                            ARTICLE X - TERMINATION

10.1 EMPLOYER'S RIGHT TO TERMINATE OR SUSPEND PLAN. The Employer reserves the right, at any time, to terminate the Plan and/or its obligation to make further credits to Plan accounts. The Employer also reserves the right, at any time, to suspend the operation of the Plan for a fixed or indeterminate period of time.

10.2 SUSPENSION OF DEFERRALS. In the event of a suspension of the Plan, the Employer shall continue all aspects of the Plan, other than Compensation Deferrals credits under Section 3.1, during the period of the suspension, in which event payments hereunder will continue to be made during the period of the suspension in accordance with Articles V and VI.

10.3 ALLOCATION AND DISTRIBUTION. This Section shall become operative upon a complete termination of the Plan. The provisions of this Section also shall become operative in the event of a partial termination of the Plan, as determined by the Employer, but only with respect to that portion of the Plan attributable to the Participants to whom the partial termination is applicable. Upon the effective date of any such event, notwithstanding any other provision of the Plan, (i) no persons who were not theretofore Participants shall be eligible to become Participants, and (ii) the value of the interest of all Participants and Beneficiaries shall be determined and, after deduction of estimated expenses in liquidating and, if applicable, paying Plan benefits, paid to them as soon as it is practicable after such termination in accordance with 6.1 as if such Participant had terminated employment.

10.4 SUCCESSOR TO EMPLOYER. Any corporation or other business organization that is a successor to the Employer by reason of a consolidation, merger, or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body.

                           ARTICLE XI - MISCELLANEOUS

11.1 LIMITATIONS ON LIABILITY OF EMPLOYER. Neither the establishment of the Plan or any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan shall be construed as giving to any Participant or other person any legal or equitable right against the Employer or any officer or employee thereof, except as provided by

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     law or by any Plan provision. The Employer does not in any way guarantee any Participant's Account from loss or depreciation, whether caused by poor investment performance of a deemed investment or the inability to realize upon an investment due to an insolvency affecting an investment vehicle or any other reason. In no event shall the Employer, or any successor, employee, officer, director or stockholder of the Employer, be liable to any person on account of any claim arising by reason of the provisions of the Plan or of any instrument or instruments implementing its provisions, or for the failure of any Participant, Beneficiary, or other person to be entitled to any particular tax consequences with respect to the Plan, or any credit or distribution thereunder.

11.2 CONSTRUCTION. If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein. For all purposes of the Plan, where the context admits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. Participation under the Plan will not give any Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

     The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded deferred compensation plan, and no provision of the Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of a general unsecured credit of the Employer.

11.3 ANTI-ALIENATION PROVISION. No amount payable to a Participant or a Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge, or any other legal or equitable process, and any attempt to do so will be void; nor will any benefit be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the persons entitled thereto. Further, the withholding of taxes from Plan benefit payments; the recovery under the Plan of the overpayment of benefits previously made to a Participant or Beneficiary; if applicable, the transfer of benefit rights from the Plan to another plan; or the direct deposit of benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

     In the event that any Participant's or Beneficiary's benefits hereunder are garnished or attached by order of any court, the Employer may bring an action or a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any benefits that become payable shall be held as credits to the Participant's or Beneficiary's Account or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as the court deems proper at the close of said action.

11.4 INDEMNIFICATION. The Employer shall indemnify the members of the Compensation Committee against the reasonable expenses, including attorneys' fees, actually and necessary incurred by them in connection with the defense of any action, suit or proceeding, or in connection with any appeal thereto, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Employer) and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Compensation Committee member is liable for fraud, deliberate dishonesty or willful misconduct in the performance of his or her duties; provided that within 60 days after the institution of any such action, suit or proceeding a Compensation

     Committee member has offered in writing to allow the Employer, at its own expense, to handle and defend any such action, suit or proceeding.

     IN WITNESS WHEREOF, the Employer has caused the Plan to be executed and its seal to be affixed hereto, effective as of November 1, 1999.

ATTEST/WITNESS                             Loomis, Fargo & Co.


 /s/ Carol Thomas                     By:  /s/ Thomas L. Roth
-----------------------------              -------------------------------

Print Name:  Carol Thomas             Print Name: Thomas L. Roth
             ----------------                     ------------------------

                                      Date: September 23, 1999
                                            ------------------------------

                             Appendix A


        1.  Fidelity Advisor Equity Growth Class T Shares

        2.  Fidelity Advisor Equity Income Class T Shares

        3.  Fidelity Advisor Large Cap Class T Shares

        4.  Janus

        5.  American Century Ultra

        6.  Janus Worldwide

        7.  Federated U.S. Government Securities

                                      (i)